SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made as of the 27th day of September, 2011 and shall be effective as of the 31st day of December 2010.

AMONG:

SKM MEDIA CORP. (F/K/A PIPER ACQUISITION IV, INC.), a corporation formed pursuant to the laws of the State of Nevada and having an office for business at 2901 W. Coast Highway, 3rd Floor, Newport Beach, California 92663. (“Piper”)

AND:

SKM MEDIA GROUP INC., a company formed pursuant to the laws of the State of Florida and having an office for business located at 6001 Broken Sound Parkway NW, Suite 510, Boca Raton, Florida  33487 ("SKM")

AND:

The shareholders of SKM, each of whom is set forth on the signature page of this Agreement (the “SKM Shareholders”)

WHEREAS:

A.              The SKM Shareholders own 100 shares of common stock, no par value, being 100% of the presently issued and outstanding SKM Shares;

B.              Piper is a company whose sole purpose has been to raise capital to be used in connection with an acquisition; and

C.           The respective Boards of Directors of Piper and SKM deem it advisable and in the best interests of Piper and SKM that SKM become a wholly-owned subsidiary of Piper (the “Acquisition”) pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1           In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the Acquisition, at the Closing, of SKM by Piper pursuant to this Agreement;

(b)	“Acquisition Shares” means the 45,000,000 Piper Common Shares to be issued to the SKM Shareholders at Closing pursuant to the terms of the Acquisition;

(c)	“Agreement” means this share purchase agreement among Piper, SKM, and the SKM Shareholders;

(d)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(e)
“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than September 30, 2011;

(f)	“SKM Accounts Payable and Liabilities” means all accounts payable and liabilities of SKM, due and owing or otherwise constituting a binding obligation of SKM as of June 30, 2011;

(g)	“SKM Accounts Receivable” means all accounts receivable and other debts owing to SKM, as of June 30, 2011;

(h)
“SKM Assets“ means the undertaking and all the property and assets of the SKM Business of every kind and description wheresoever situated including, without limitation, SKM Equipment, SKM Inventory, SKM Material Contracts, SKM Accounts Receivable, SKM Cash, SKM Intangible Assets and SKM Goodwill, and all credit cards, charge cards and banking cards issued to SKM;

(i)	“SKM Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of SKM or relating to the SKM Business;

(j)	“SKM Business” means all aspects of the business conducted by SKM;

(k)	“SKM Cash” means all cash on hand or on deposit to the credit of SKM on the Closing Date;

(l)
“SKM Debt to Related Parties” means the debts owed by SKM and its subsidiaries to the SKM Shareholders or to any family member thereof, or to any affiliate, director or officer of SKM or the SKM Shareholders;

(m)	“SKM Equipment” means all machinery, equipment, furniture, and furnishings used in the SKM Business;

(n)
“SKM Financial Statements” means, collectively, the audited financial statements of SKM for the fiscal year ended December 31, 2010 prepared in accordance with U.S. GAAP and the unaudited financial statements of SKM for the six months ended June 30, 2011 prepared in accordance with U.S. GAAP;

(o)
“SKM Goodwill” means the goodwill of the SKM Business together with the exclusive right of Piper to represent itself as carrying on the SKM Business in succession of SKM subject to the terms hereof, and the right to use any words indicating that the SKM Business is so carried on including the right to use the name "SKM” or any variation thereof as part of the name of or in connection with the SKM Business or any part thereof carried on or to be carried on by Piper, the right to all corporate, operating and trade names associated with the SKM Business, or any variations of such names as part of or in connection with the SKM Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the SKM Business, all necessary licenses and authorizations and any other rights used in connection with the SKM Business;

(p)	“SKM Insurance Policies” means the public liability insurance and insurance against loss or damage to SKM Assets and the SKM Business;

(q)
“SKM Intangible Assets” means all of the intangible assets of SKM, including, without limitation, SKM Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of SKM and its subsidiaries;

(r)	“SKM Inventory” means all inventory and supplies of the SKM Business as of June 30, 2011;

(s)
“SKM Material Contracts” means the burden and benefit of and the right, title and interest of SKM in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which SKM is entitled in connection with the SKM Business whereunder SKM is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(t)	“SKM Related Party Debts” means the debts owed by the SKM Shareholders or by any family member thereof, or by any affiliate, director or officer of SKM or the SKM Shareholders, to SKM;

(u)	“SKM Shares” means all of the issued and outstanding shares of SKM equity stock;

(v)
“Piper Accounts Payable and Liabilities” means all accounts payable and liabilities of Piper, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Piper and its subsidiaries as of June 30, 2011;

(w)	“Piper Accounts Receivable” means all accounts receivable and other debts owing to Piper, on a consolidated basis, as of June 30, 2010;

(x)
“Piper Assets” means the undertaking and all the property and assets of the Piper Business of every kind and description wheresoever situated including, without limitation, Piper Equipment, Piper Inventory, Piper Material Contracts, Piper Accounts Receivable, Piper Cash, Piper Intangible Assets and Piper Goodwill, and all credit cards, charge cards and banking cards issued to Piper;

(y)	“Piper Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Piper and its subsidiaries or relating to the Piper Business;

(z)	“Piper Business” means all aspects of any business conducted by Piper and its subsidiaries;

(aa)	“Piper Cash” means all cash on hand or on deposit to the credit of Piper and its subsidiaries on the Closing Date;

(bb)	“Piper Common Shares” means the shares of common stock of Piper;

(cc)	“Piper Debt to Related Parties” means the debts owed by Piper to any affiliate, director or officer of Piper;

(dd)	“Piper Equipment” means all machinery, equipment, furniture, and furnishings used in the Piper Business;

(ee)
“Piper Financial Statements” means, collectively, the audited financial statements of Piper for the fiscal year ended December 31, 2010 prepared in accordance with U.S. GAAP and the unaudited financial statements of SKM for the six months ended June 30, 2011 prepared in accordance with U.S. GAAP;

(ff)
“Piper Goodwill” means the goodwill of the Piper Business including the right to all corporate, operating and trade names associated with the Piper Business, or any variations of such names as part of or in connection with the Piper Business, all books and records and other information relating to the Piper Business, all necessary licenses and authorizations and any other rights used in connection with the Piper Business;

(gg)
“Piper Intangible Assets" means all of the intangible assets of Piper and its subsidiaries, including, without limitation, Piper Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Piper and its subsidiaries;

(hh)
“Piper Material Contracts” means the burden and benefit of and the right, title and interest of Piper and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Piper or its subsidiaries are entitled whereunder Piper or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice.

(ii)	“Place of Closing” means the offices of Fleming PLLC, 49 Front Street, Suite 206, Rockville Centre, New York 11570 or such other place as Piper and SKM may mutually agree upon;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2           The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References

1.3           Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

Severability of Clauses

1.4              If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE ACQUISITION

Sale of Shares

2.1           The SKM Shareholders hereby agree to sell to Piper the SKM Shares in exchange for the Acquisition Shares on the Closing Date and to transfer to Piper on the Closing Date a 100% undivided interest in and to the SKM Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

Allocation of Consideration

2.2              The Acquisition Shares shall be allocated to the SKM Shareholders on the basis of 450,000 Acquisition Shares for each one SKM Share held by a SKM Shareholder as set forth in Schedule 2.2 attached hereto.

Adherence with Applicable Securities Laws

2.3           The SKM Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Piper;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Piper an opinion of counsel to that effect or such other written opinion as may be reasonably required by Piper.

The SKM Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF PIPER

Representations and Warranties

3.1              Piper hereby represents and warrants in all material respects to SKM and the SKM Shareholders, with the intent that SKM and the SKM Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Piper- Corporate Status and Capacity

(a)
Incorporation. Piper is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada and in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. Piper conducts the business described and does not conduct any other business. Piper is duly authorized to carry on such business in the State of Nevada.  The nature of the Piper Business does not require Piper to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Piper has the corporate power, capacity and authority to own the Piper Assets and to enter into and complete this Agreement;

Piper- Capitalization

(d)
Authorized Capital. The authorized capital of Piper consists of 250,000,000 Piper Common Shares, $0.00001 par value and 10,000,000 shares of preferred stock, $0.00001 par value, of which 3,333,333 Piper Common Shares, and no shares of Piper Preferred Shares are presently issued and outstanding;

(e)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Piper Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Piper except that 1,666,667 shares of common stock of Piper were issuable upon conversion of Convertible Promissory Notes (the “Notes”);

Piper- Records and Financial Statements

(f)
Charter Documents. The charter documents of Piper and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of Piper or its subsidiaries, as the case may be;

(g)
Corporate Minute Books. The corporate minute books of Piper and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Piper and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of Piper and its subsidiaries. Piper and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(h)
Piper Financial Statements. The Piper Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Piper, as of the respective dates thereof, and the sales and earnings of the Piper Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(i)
Piper Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Piper or its subsidiaries which are not disclosed in the Piper Financial Statements except those incurred in the ordinary course of business since the date of the Piper Financial Statements, and neither Piper nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation.;

(j)
Piper Accounts Receivable. All the Piper Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Piper, any claim by the obligor for set-off or counterclaim;

(k)	Piper Bank Accounts. All of the Piper Bank Accounts, their location, numbers and the authorized signatories thereto will be provided to SKM following the Closing;

(l)
No Debt to Related Parties. Neither Piper nor any of its subsidiaries is, and on Closing will not be, indebted to any affiliate, director or officer of Piper except accounts payable on account of bona fide business transactions of Piper incurred in normal course of the Piper Business, including employment agreements, none of which are more than 30 days in arrears;

(m)	No Related Party Debt to Piper. No director or officer or affiliate of Piper is now indebted to or under any financial obligation to Piper or any subsidiary on any account whatsoever;

(n)	No Dividends. No dividends or other distributions on any shares in the capital of Piper have been made, declared or authorized since the date of Piper Financial Statements;

(o)
No Payments. No payments of any kind have been made or authorized since the date of the Piper Financial Statements to or on behalf of officers, directors, shareholders or employees of Piper or its subsidiaries or under any management agreements with Piper or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(p)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Piper;

(q)	No Adverse Events. Since the date of the Piper Financial Statements

(i)
there has not been any material adverse change in the consolidated financial position or condition of Piper, its subsidiaries, its liabilities or the Piper Assets or any damage, loss or other change in circumstances materially affecting Piper, the Piper Business or the Piper Assets or Piper’ right to carry on the Piper Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Piper, its subsidiaries, the Piper Business or the Piper Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Piper to any of Piper’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Piper Business has been and continues to be carried on in the ordinary course,

(v)	Piper has not waived or surrendered any right of material value,

(vi)	neither Piper nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Piper- Income Tax Matters

(r)
Tax Returns. All tax returns and reports of Piper and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Piper and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(s)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Piper or its subsidiaries.  Piper is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Piper- Applicable Laws and Legal Matters

(t)
Licenses. Piper and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Piper Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Piper Business;

(u)
Applicable Laws. Neither Piper nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Piper Business, and neither Piper nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Piper Business;

(v)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Piper, its subsidiaries, the Piper Business, or any of the Piper Assets nor does Piper have any knowledge of any deliberate act or omission of Piper or its subsidiaries that would form any material basis for any such action or proceeding;

(w)
No Bankruptcy. Neither Piper nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Piper or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Piper or its subsidiaries;

(x)
Labor Matters. Neither Piper nor its subsidiaries are party to any collective agreement relating to the Piper Business with any labor union or other association of employees and no part of the Piper Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Piper, has made any attempt in that regard;

(y)
Finder's Fees. Neither Piper nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(z)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Piper;

(aa)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)	violate the charter documents of Piper or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Piper or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Piper Material Contracts, or any right or rights enjoyed by Piper or its subsidiaries,

(iii)	result in any alteration of Piper’ or its subsidiaries’ obligations under any agreement to which Piper or its subsidiaries are party including, without limitation, the Piper Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Piper Assets,

(v)	result in the imposition of any tax liability to Piper or its subsidiaries relating to the Piper Assets, or

(vi)	violate any court order or decree to which either Piper or its subsidiaries are subject;

The Piper Assets - Ownership and Condition

(bb)
Business Assets. The Piper Assets comprise all of the property and assets of the Piper Business, and no other person, firm or corporation owns any assets used by Piper or its subsidiaries in operating the Piper Business, whether under a lease, rental agreement or other arrangement;

(cc)
Title. Piper or its subsidiaries are the legal and beneficial owner of the Piper Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(dd)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Piper Assets;

(ee)
No Default. There has not been any default in any material obligation of Piper or any other party to be performed under any of the Piper Material Contracts, each of which is in good standing and in full force and effect and unamended, and Piper is not aware of any default in the obligations of any other party to any of the Piper Material Contracts;

(ff)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Piper or its subsidiaries. Neither Piper nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Piper Assets - Piper Equipment

(gg)	Piper Equipment. The Piper Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Piper Assets - Piper Goodwill and Other Assets

(hh)
Piper Goodwill. Piper and its subsidiaries do not carry on the Piper Business under any other business or trade names. Piper does not have any knowledge of any infringement by Piper or its subsidiaries of any patent, trademarks, copyright or trade secret;

The Piper Business

(ii)
Maintenance of Business. Since the date of the Piper Financial Statements, Piper and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(jj)	Subsidiaries. Piper does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm;

Piper- Acquisition Shares

(kk)
Acquisition Shares. The Acquisition Shares when delivered to the SKM Shareholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Piper, in all cases subject to the provisions and restrictions of all applicable securities laws; and

Piper – Registration Rights

(ll)
Registration Rights.  Piper has agreed to register the shares of common stock and the shares of common stock issuable upon conversion of the Notes as set forth on Schedule 3.1(ll) (the “Registrable Securities”).

Miscellaneous

(mm)
Patriot Act.  Piper has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  Piper hereby acknowledges that SKM seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, It is represented, warranted and agreed that:  (i) none of the cash or property owned by Piper has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Piper has, and this Agreement will not, cause Piper to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(nn)
Environmental Matters.  Piper is and has been at all times in compliance in all material respects with all applicable laws, regulations, common law and other requirements of governmental entities relating to pollution, to the protection of the environment or to natural resources (“Environmental Laws”). Piper has in effect all material licenses, permits and other authorizations required under all Environmental Laws in connection with the conduct of its business and is in compliance in all material respects with all such licenses, permits and authorizations. Piper has not received any notice of violation or potential liability under any Environmental Laws from any Person or any governmental entity or any inquiry, request for information, or demand letter under any Environmental Law relating to operations or properties of Piper which could reasonably be expected to result in Piper incurring material liability under Environmental Laws. Piper is not subject to any orders arising under Environmental Laws nor are there any administrative, civil or criminal actions, suits, proceedings or investigations pending or, to the Knowledge of Piper, threatened, against Piper under any Environmental Law which could reasonably be expected to result in Piper incurring material liability under Environmental Laws. SKM has not entered into any agreement pursuant to which Piper has assumed or will assume any liability under Environmental Laws, including, without limitation, any obligation for costs of remediation, of any other Person.  To the Knowledge of Piper, there has been no release or threatened release of a hazardous substance, hazardous waste, contaminant, pollutant, toxic substance or petroleum and its fractions, the presence of which requires investigation or remediation under any applicable Environmental Law (“Hazardous Material”), on, at or beneath any of Piper leased real property or other properties currently or previously owned or operated by Piper or any surface waters or groundwaters thereon or thereunder which requires any material disclosure, investigation, cleanup, remediation, monitoring, abatement, deed or use restriction by Piper, or which would be expected to give rise to any other material liability or damages to Piper under any Environmental Laws.  Piper has not arranged for the disposal of any Hazardous Material, or transported any Hazardous Material, in a manner that has given, or could reasonably be expected to give, rise to any material liability for any damages or costs of remediation.

Non-Merger and Survival

3.2           The representations and warranties of Piper contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by SKM or the SKM Shareholders, the representations and warranties of Piper shall survive the Closing.

Indemnity

3.3           Piper agrees to indemnify and save harmless SKM and the SKM Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Piper to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Piper to SKM or the SKM Shareholders hereunder.

ARTICLE 4
COVENANTS OF PIPER

Covenants

4.1              Piper covenants and agrees with SKM and the SKM Shareholders that it will:

(a)
Conduct of Business. Until the Closing, conduct the Piper Business diligently and in the ordinary course consistent with the manner in which the Piper Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use its best efforts to preserve the Piper Business and the Piper Assets and, without limitation, preserve for SKM, Piper and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give SKM, the SKM Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Piper, and furnish to SKM, the SKM Shareholders and their representatives all such information as they may reasonably request; and

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Piper Assets notwithstanding the change in control of SKM arising from the Acquisition.

Authorization

4.2              Piper hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Piper and its subsidiaries to release any and all information in their possession respecting Piper and its subsidiaries to the SKM Shareholders. Piper shall promptly execute and deliver to the SKM Shareholders any and all consents to the release of information and specific authorizations which the SKM Shareholders reasonably requires to gain access to any and all such information.

Survival

4.3              The covenants set forth in this Article shall survive the Closing for the benefit of SKM and the SKM Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE SKM SHAREHOLDERS

Representations and Warranties

5.1              The SKM Shareholders hereby represent and warrant in all material respects to Piper, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

SKM- Company Status and Capacity

(a)	Formation. SKM is a corporation duly incorporated and validly subsisting under the laws of the State of Florida and in good standing with the office of the Secretary of State for the State of Florida;

(b)
Carrying on Business. SKM carries on the SKM Business primarily in the State of Florida and carries on material business activity in other jurisdiction. The nature of the SKM Business does not require SKM to register or otherwise be qualified to carry on business in any jurisdiction;

(c)	Legal Capacity. SKM has the legal power, capacity and authority to own SKM Assets, to carry on the Business of SKM and to enter into and complete this Agreement;

SKM- Capitalization

(d)	Authorized Capital. The authorized capital of SKM consists of 100 shares of common stock, no par value of which 100 are issued and outstanding;

(e)
Ownership of SKM Shares. The issued and outstanding shares of SKM common stock will on Closing consist of 100 shares of common stock, no par value, (being the SKM Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The SKM Shareholders will be at Closing the registered and beneficial owners of the 100 SKM Shares. The SKM Shares owned by the SKM Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)
Options, Warrants or Other Rights. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of SKM Shares held by the SKM Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of SKM;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of SKM Shares contained in the charter documents of SKM or under any agreement;

SKM- Records and Financial Statements

(h)	Charter Documents. The charter documents of SKM have not been altered since its formation date, except as filed in the record books of SKM;

(i)
Minute Books. The minute books of SKM are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by SKM which required director or shareholder approval are reflected on the corporate minute books of SKM. SKM is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(j)
SKM Financial Statements. The financial statements of SKM present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of SKM as of the date thereof, and the sales and earnings of the SKM Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(k)
SKM Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of SKM reflected in the SKM Financial Statements except those incurred in the ordinary course of business since the date of the SKM Financial Statements, and SKM has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(l)
SKM Accounts Receivable. All the SKM Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the SKM Shareholders, any claim by the obligor for set-off or counterclaim;

(m)
No Debt to Related Parties. Except as set forth on Schedule 5.1(m), SKM is not and on Closing will not be, indebted to the SKM Shareholders nor to any family member thereof, nor to any affiliate, director or officer of SKM or the SKM Shareholders except accounts payable on account of bona fide business transactions of SKM incurred in normal course of SKM Business, including employment agreements with the SKM Shareholders, none of which are more than 30 days in arrears;

(n)
No Related Party Debt to SKM. No SKM Shareholder nor any director, officer or affiliate of SKM is now indebted to or under any financial obligation to SKM on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(o)
No Dividends. Except as set forth on Schedule 5.1(o), no dividends or other distributions on any shares in the capital of SKM have been made, declared or authorized since the date of the SKM Financial Statements;

(p)
No Payments. Except as set forth on Schedule 5.1(o), no payments of any kind have been made or authorized since the date of the SKM Financial Statements to or on behalf of the SKM Shareholders or to or on behalf of officers, directors, shareholders or employees of SKM or under any management agreements with SKM, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting SKM, except as set forth in the SKM Financial Statements;

(r)	No Adverse Events. Since the date of the SKM Financial Statements:

(i)
there has not been any material adverse change in the consolidated financial position or condition of SKM, its liabilities or the SKM Assets or any damage, loss or other change in circumstances materially affecting SKM, the SKM Business or the SKM Assets or SKM right to carry on the SKM Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting SKM, the SKM Business or the SKM Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by SKM to the SKM Shareholders or to any of SKM officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the SKM Business has been and continues to be carried on in the ordinary course,

(v)	SKM has not waived or surrendered any right of material value,

(vi)	SKM has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

SKM- Income Tax Matters

(s)
Tax Returns. All tax returns and reports of SKM required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by SKM or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by SKM. SKM is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

SKM- Applicable Laws and Legal Matters

(u)
Licenses. SKM holds all licenses and permits as may be requisite for carrying on the SKM Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the SKM Business;

(v)
Applicable Laws. SKM has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the SKM Business, and, to the knowledge of the SKM Shareholders, SKM is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the SKM Business;

(w)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to SKM, the SKM Business, or any of the SKM Assets, nor do the SKM Shareholders have any knowledge of any deliberate act or omission of SKM that would form any material basis for any such action or proceeding;

(x)
No Bankruptcy. SKM has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against SKM and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of SKM;

(y)
Labor Matters. SKM is not party to any collective agreement relating to the SKM Business with any labor union or other association of employees and no part of the SKM Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the SKM Shareholders, has made any attempt in that regard;

(z)
Finder's Fees. SKM is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of SKM;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of SKM or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which SKM is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, SKM Material Contracts, or any right or rights enjoyed by SKM,

(iii)	result in any alteration of SKM obligations under any agreement to which SKM is a party including, without limitation, the SKM Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the SKM Assets,

(v)	result in the imposition of any tax liability to SKM relating to SKM Assets or the SKM Shares, or

(vi)	violate any court order or decree to which either SKM is subject;

SKM Assets - Ownership and Condition

(cc)
Business Assets. The SKM Assets, comprise all of the property and assets of the SKM Business, and neither the SKM Shareholders nor any other person, firm or corporation owns any assets used by SKM in operating the SKM Business, whether under a lease, rental agreement or other arrangement;

(dd)	Title. SKM is the legal and beneficial owner of the SKM Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the SKM assets;

(ff)	SKM Insurance Policies. SKM maintains the public liability insurance and insurance against loss or damage to the SKM Assets and the SKM Business;

(gg)	SKM Material Contracts. SKM has no material contracts;

(hh)
No Default. There has not been any default in any material obligation of SKM or any other party to be performed under any of SKM Material Contracts, each of which is in good standing and in full force and effect and unamended and SKM is not aware of any default in the obligations of any other party to any of the SKM Material Contracts;

(ii)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of SKM.  SKM is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

SKM Equipment

(jj)	SKM Equipment. The SKM Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

SKM Goodwill and Other Assets

(kk)
SKM Goodwill. SKM carries on the SKM Business only under the name "SKM Media Group Inc." and variations thereof and under no other business or trade names. The SKM Shareholders do not have any knowledge of any infringement by SKM of any patent, trademark, copyright or trade secret;

The Business of SKM

(ll)
Maintenance of Business. Since the date of the SKM Financial Statements, the SKM Business has been carried on in the ordinary course and SKM has not entered into any material agreement or commitment except in the ordinary course; and

(mm)
Subsidiaries. Except as set forth in the SKM Financial Statements, SKM does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and SKM does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Miscellaneous

(nn)
Patriot Act.  SKM has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  SKM hereby acknowledges that Piper seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, It is represented, warranted and agreed that:  (i) none of the cash or property owned by SKM has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by SKM has, and this Agreement will not, cause SKM to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(oo)
Environmental Matters.  SKM is and has been at all times in compliance in all material respects with all applicable laws, regulations, common law and other requirements of governmental entities relating to pollution, to the protection of the environment or to natural resources (“Environmental Laws”). SKM has in effect all material licenses, permits and other authorizations required under all Environmental Laws in connection with the conduct of its business and is in compliance in all material respects with all such licenses, permits and authorizations. SKM has not received any notice of violation or potential liability under any Environmental Laws from any Person or any governmental entity or any inquiry, request for information, or demand letter under any Environmental Law relating to operations or properties of SKM which could reasonably be expected to result in SKM incurring material liability under Environmental Laws. SKM is not subject to any orders arising under Environmental Laws nor are there any administrative, civil or criminal actions, suits, proceedings or investigations pending or, to the Knowledge of SKM, threatened, against SKM under any Environmental Law which could reasonably be expected to result in SKM incurring material liability under Environmental Laws. SKM has not entered into any agreement pursuant to which SKM has assumed or will assume any liability under Environmental Laws, including, without limitation, any obligation for costs of remediation, of any other Person.  To the Knowledge of SKM, there has been no release or threatened release of a hazardous substance, hazardous waste, contaminant, pollutant, toxic substance or petroleum and its fractions, the presence of which requires investigation or remediation under any applicable Environmental Law (“Hazardous Material”), on, at or beneath any of SKM leased real property or other properties currently or previously owned or operated by SKM or any surface waters or groundwaters thereon or thereunder which requires any material disclosure, investigation, cleanup, remediation, monitoring, abatement, deed or use restriction by SKM, or which would be expected to give rise to any other material liability or damages to SKM under any Environmental Laws.  SKM has not arranged for the disposal of any Hazardous Material, or transported any Hazardous Material, in a manner that has given, or could reasonably be expected to give, rise to any material liability for any damages or costs of remediation.

Non-Merger and Survival

5.2           The representations and warranties of SKM contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Piper, the representations and warranties of SKM shall survive the Closing.

Indemnity

5.3           The SKM Shareholders agree to indemnify and save harmless Piper and each of is shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (collectively, the “Claims”) (subject to the right of the SKM Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by SKM or the SKM Shareholders to Piper hereunder; provided, however, the SKM Shareholders shall not be required to indemnify Piper for any such Claims in excess of the value of the SKM Shares.

ARTICLE 6
COVENANTS OF SKM AND THE SKM SHAREHOLDERS

Covenants

6.1              SKM and the SKM Shareholders covenant and agree with Piper that they will:

(a)
Conduct of Business. Until the Closing, conduct the SKM Business diligently and in the ordinary course consistent with the manner in which the SKM Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use their best efforts to preserve the SKM Business and the SKM Assets and, without limitation, preserve for Piper SKM relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give Piper and its representatives full access to all of the properties, books, contracts, commitments and records of SKM relating to SKM, the SKM Business and the SKM Assets, and furnish to Piper and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the SKM Assets, including the SKM Material Contracts, notwithstanding the change in control of SKM arising from the Acquisition;

(e)
Prohibitions.  From and for a period of twelve (12) months after the Closing Date, not effect any reverse splits, remove assets from SKM without valid consideration, register shares pursuant to Form S-8, and will not issue shares for consideration less than a 50% discount to the then current market price of the Piper, which percentage shall be determined at the commencement of any offering to be conducted unless approved by Nobis Capital Advisors Inc. in writing.

Authorization

6.2              SKM hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting SKM to release any and all information in their possession respecting SKM to Piper.  SKM shall promptly execute and deliver to Piper any and all consents to the release of information and specific authorizations which Piper reasonably require to gain access to any and all such information.

Survival

6.3              The covenants set forth in this Article shall survive the Closing for the benefit of Piper.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Piper

7.1              Pipers obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Piper hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by SKM or the SKM Shareholders at or prior to the Closing will have been complied with or performed;

(c)
title to the SKM Shares held by the SKM Shareholders and to the SKM Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the SKM Shares shall be duly transferred to Piper;

(d)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of SKM, its liabilities or the SKM Assets or any damage, loss or other change in circumstances materially and adversely affecting SKM, the SKM Business or the SKM Assets or SKM right to carry on the SKM Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to SKM or the SKM Business (whether or not covered by insurance) materially and adversely affecting SKM, the SKM Business or the SKM Assets;

(e)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(f)	the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of SKM;

(g)
on or prior to the Closing Date, SKM and/or the SKM Shareholders shall have acquired all of the common shares held by SKM Shareholders that are not participating in this Agreement so that Piper shall acquire 100% of the presently issued and outstanding SKM Shares; and

(h)	on or prior to the Closing Date, SKM shall have delivered the SKM Financial Statements.

Waiver by Piper

7.2              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Piper and any such condition may be waived in whole or in part by Piper at or prior to the Closing by delivering to SKM a written waiver to that effect signed by Piper. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Piper shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of SKM and the SKM Shareholders

7.3              The obligations of SKM and the SKM Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to SKM hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Piper at or prior to the Closing will have been complied with or performed;

(c)
Piper will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to SKM at the Closing and the Acquisition Shares will be registered on the books of Piper in the name of the holder of SKM Shares at the time of Closing;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Piper, its subsidiaries, their liabilities or the Piper Assets or any damage, loss or other change in circumstances materially and adversely affecting Piper, the Piper Business or the Piper Assets or Piper right to carry on the Piper Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Piper or the Piper Business (whether or not covered by insurance) materially and adversely affecting Piper, its subsidiaries, the Piper Business or the Piper Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(g)	the transactions contemplated hereby shall have been approved by the Board of Directors of Piper.

Waiver by SKM and the SKM Shareholders

7.4              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of SKM and the SKM Shareholders and any such condition may be waived in whole or in part by SKM or the SKM Shareholders at or prior to the Closing by delivering to Piper a written waiver to that effect signed by SKM and the SKM Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, SKM and the SKM Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5              The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6              Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before September 30, 2011 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7           Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from SKM and Piper and the contents thereof confidential and not utilize nor reveal or release same.

ARTICLE 8
RISK

Material Change in the Business of SKM

8.1              If any material loss or damage to the SKM Business occurs prior to Closing and such loss or damage, in Pipers reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Piper shall, within ten (10) days following any such loss or damage, by notice in writing to SKM, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Pipers obligations to carry out the transactions contemplated hereby, be vested in SKM or otherwise adequately secured to the satisfaction of Piper on or before the Closing Date.

Material Change in the Piper Business

8.2              If any material loss or damage to the Piper Business occurs prior to Closing and such loss or damage, in SKM reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, SKM shall, within ten (10) days following any such loss or damage, by notice in writing to Piper, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to SKM obligations to carry out the transactions contemplated hereby, be vested in Piper or otherwise adequately secured to the satisfaction of SKM on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1              The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by SKM

9.2              On or before the Closing, SKM and the SKM Shareholders will deliver or cause to be delivered to Piper:

(a)
the original or certified copies of the charter documents of SKM, including amendments thereof, and all corporate records documents and instruments of SKM, the corporate seal of SKM and all books and accounts of SKM;

(b)
all reasonable consents or approvals required to be obtained by SKM for the purposes of completing the Acquisition and preserving and maintaining the interests of SKM under any and all SKM Material Contracts and in relation to SKM Assets;

(c)	certified copies of such resolutions and minutes of the shareholders and directors of SKM as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from SKM and the SKM Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	the certificates or other evidence of ownership of the SKM Shares, together with such other documents or instruments required to effect transfer of ownership of the SKM Shares to Piper; and

(f)	such other documents as Piper may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Piper

9.3              On or before the Closing, Piper shall deliver or cause to be delivered to SKM and the SKM Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of SKM Common Stock;

(b)	certified copies of such resolutions of the directors of Piper as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)
a certified copy of a resolution of the directors of Piper dated as of the Closing Date appointing the nominees of SKM as officers of SKM and appointing the nominee of the SKM Shareholders to the board of directors of Piper;

(d)	resignations of all of the officers of Piper as of the Closing Date;

(e)	an acknowledgement from Piper of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(f)	certificate or incorporation and good standing certificate of Piper; and

(g)	such other documents as SKM may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, Piper, SKM and the SKM Shareholders, as the case may be, agree to use all their best efforts to:

(a)	issue a news release reporting the Closing; and

(b)	file a Form S-1 Registration Statement registering the Registerable Securities and have such Registration Statement declared effective.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1           The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Newport, California.

Notice

11.2              Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3              The address for service of notice of each of the parties hereto is as follows:

(a)	Piper:

2901 W. Coast Highway, 3rd Floor
Newport Beach, California 92663
Attention: Timothy Betts
Telephone no. (949) 270-7444
Facsimile no.  (949) 258-4389

(b)	SKM or the SKM Shareholders:

6001 Broken Sound Parkway NW, Suite 510
Boca Raton, Florida 33487

Attention: Steve Moreno, President
Telephone no. 561-404-1040
Facsimile no. 561-995-6868

Change of Address

11.4              Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5              Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6              Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7              The provisions contained herein constitute the entire agreement among SKM, the SKM Shareholders and Piper respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among SKM, the SKM Shareholders and Piper with respect to the subject matter hereof.

Enurement

11.8              This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9              This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10              This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11           This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in Los Angeles, California with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding.  Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.  All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

SKM MEDIA CORP. (F/K/A PIPER ACQUISITION IV, INC.)

By: /s/ Timothy Betts
Name: Timothy Betts
Title: Chief Executive Officer

SKM MEDIA GROUP INC.

By:/s/ Steven Moreno
Name: Steven Moreno
Title: President

SHAREHOLDERS OF SKM MEDIA GROUP INC.

/s/ Steven Moreno
Steven Moreno

/s/ Howard Minsky
Howard Minsky

/s/ Todd Johnson
Todd Johnson

/s/ John Lesnik
John Lesnik

/s/ Nicolette Mayer
Nicolette Mayer
(with respect to Articles 1, 2, 5(d) and 5(f) only)

/s/ Christopher P. Snell
Christopher P. Snell
(with respect to Articles 1, 2, 5(d) and 5(f) only)

Schedule 2.2 – Acquisition Shares

	SKM Shares	Acquisition Shares

Steven Moreno	29	13,050,000

Howard Minsky	27.55	12,400,000

Todd Johnson	20	9,000,000

John Lesnik	21	9,450,000

Nicolette Mayer	1.44	650,000

Christopher P. Snell	1	450,000

Schedule 3.1(ll) – Registrable Securities

Name
Benz, Robert *
Witham, Bertram *
Brathwaite, Denise *
Southall, A.B. *
Anderson, James *
Jeff McKellips & Rocio McKellips H & W as JT *
McKellips Family Trust Dated March 27, 2000 *
Horn, Charles *
The Klar Family Trust *
Elg Family Trust *
Holmes, Shawn *
Hardin, Dorthea *
Phil H. Mitchell & Colette Mitchell Rev Trust *
JM Assets *
Dees, James *
Witham, Bertram *
Dees, Tannie *
Dockstader, Ephraim *
Pacifico Painting, Inc. *
Yanowitz, Joel *
Russell Family Trust*
Krauss, Audrey *
Kellner, Larry*
Bunkers, Douglas*
Yanowitz, Gerald*
Applestein, David*
Neugebauer, Jerry*
Rowell, John*
Morgan, William*
Kaplan, Joel*
Krause, Harold*
Stahl Family Revocable Living Trust*
Simpson, Charles*
Eiseman, Jeffrey*
Robert E & Rosalie T. Dettle Living Trust*
Gold, Sidney*
Neugebauer, Jerry*
Hillock Revocable Trust*
Kellner, Larry*
Stubblefield, Barbara*
Gill, Stephen*
Neugebauer, Jerry*
Nobis Capital Advisors, Inc. *
Betts, Tim
Nobis Capital Advisors, Inc.
Fleming, Stephen
Nicolette Mayer
Christopher P. Snell

No. of Shares
333,333
166,667
33,333
133,333
66,667
50,000
66,667
3,333
6,667
3,333
6,667
83,333
16,667
10,000
3,333
83,333
3,333
3,333
16,667
3,333
3,333
13,333
16,667
8,333
8,333
6,667
33,333
3,333
5,000
3,333
16,667
33,333
6,667
33,333
33,333
33,333
50,000
100,000
33,333
33,333
33,333
33,333
31,667
333,333
2,666,667
333,333
650,000
450,000

* Issuable upon conversion of a Convertible Note

Schedule 5.1(o)

A total of $436,749 has been distributed as dividends during the year commencing Janaury 1, 2011 to date.

Schedule 5.1 (m)

The following 5% promissory notes are payable on December 31, 2012:

Steven Moreno	$107,422.68

Howard Minsky	$60,339.67

John Lesnik	$23,535.67

Todd Johnson	$12,785.68